Agreement

This Agreement (“Agreement”) is entered into as of the date and year hereinafter written between Boomerang Systems, Inc., a Delaware corporation, (the “Company”) and __________ (the “Holder”), such Holder having the address set forth on the Signature Page to this agreement.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

(1)
The Holder is the holder of $_______ principal amount of the Company’s 12% Promissory Notes (the “Notes”) with accrued interest thereon through October 31, 2009 in the amount of $______ (the “Interest”).

(2)	In order to simplify and clarify its equity capital structure, the Company is seeking to eliminate and reduce the amount of Notes and Interest it has outstanding by taking the following steps.

(3)
The Holder agrees to transfer, sell and assign the Notes and Interest to the Company at an exchange price of $0.10 per share for every dollar, free and clear of all claims, rights and encumbrances in exchange for an aggregate of ___________ shares (the “Exchange Shares”) of the Company’s duly authorized and fully paid shares of Common Stock, which shares shall constitute payment in full for the Notes and Interest.

(4)
The Company desires to effect this issuance of its shares of Common Stock in exchange for the Notes and Interest as an exempt transaction under Section 3 (a) (9) of the Securities Act of 1933, as amended (the “Securities Act”).

(5)
Concurrently herewith (or no later than five (5) days from the date hereof) in order to consummate the foregoing transaction, the Holder shall deliver to the Company, the original Note and Warrants with such assignments and endorsements thereon as necessary to transfer good and valid beneficial ownership of the Notes (inclusive of accrued interest) to the Company.

(6)
Holder understands, covenants and agrees that the Exchange Shares issued shall have such restrictions on the resale of those shares as are required under the Securities Act.  In effecting resales of such Exchange Shares, such shares will be deemed to be “restricted securities” as defined under Rule 144 and, unless such offer and resale has been registered under the Securities Act, the resale will be subject to the restrictions and limitations of Rule 144.  Holder agrees that a legend may be affixed to the certificate for the Exchange Shares issued to Holder and stop transfer instructions can be placed against the transfer of the Exchange Shares in accordance with the foregoing.

(7)
This Agreement shall be governed in all respects by the laws of the State of Delaware.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.  This Agreement, or any provision hereof, may be amended, waived, discharged or terminated only upon the written agreement of the parties hereto.

This Agreement may be executed in separate counterparts each of which shall constitute one agreement and shall be binding on the parties.

Signatures

In Witness Whereof, the Company has executed this Agreement this ________ day of ___________-, 2009.

Company	Boomerang Systems, Inc.

	By	_________________________________
Title

In Witness Whereof, the Holder has executed this Agreement this ________ day of ____________, 2009.

Holder	________________________

________________________
Printed name

Holder Address:	_______________________

_______________________

_______________________